Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned, do hereby constitute and appoint Pei-Fen (Patricia) Chou our true and lawful attorney-in-fact, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the Form S-8 and this Post-Effective Amendment No. 1 to the Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission or any state regulatory authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or her substitute may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jun-Tse Huang		May 7, 2010
Jun-Tse Huang	Director

/s/ I-Ming Pan		May 7, 2010
I-Ming (Robin) Pan	Director

/s/ Niccolo Chen		May 7, 2010
Niccolo Chen	Chief Executive Officer